UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 21, 2006
Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota	55428
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (763) 391-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Second Amendment to Employment Agreement

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 21, 2006, the Company and Michael M. Searles, the Company’s Chief Executive Officer, entered into a Second Amendment to Employment Agreement (the “Second Amendment”). The Second Amendment extends the term of Mr. Searles’ employment pursuant to the Employment Agreement dated November 22, 2004, as modified by the Waiver and Modification under the Employment Agreement dated March 2, 2005 and Amendment to Employment Agreement dated as of September 14, 2005 (the “Original Employment Agreement”). Under the Original Employment Agreement, Mr. Searles’ employment would have ended January 31, 2007; however, the Second Amendment extends the term through January 31, 2008. In addition, the Second Amendment adds a provision clarifying that the Company and Mr. Searles intend for the Original Employment Agreement, as amended, to comply with the provisions of Section 409A of the Internal Revenue Code as adopted by the American Jobs Creation Act of 2004.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Second Amendment to Employment Agreement dated as of December 21, 2006 by and between the Company and Michael M. Searles.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.

Date: December 28, 2006	By	/s/ Stacy A. Kruse Stacy A. Kruse
Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
10.1	Second Amendment to Employment Agreement dated as of December 21, 2006 by and between the Company and Michael M. Searles.	Electronic Transmission